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                                                                      Exhibit 14



                             FORM OF OPINION LETTER

                         LETTERHEAD OF JORDEN BURT, LLP

                                             ______________, 2003

Ohio National Fund, Inc.                          Calvert Variable Series, Inc.
One Financial Way                                 4550 Montgomery Avenue
Cincinnati, Ohio 45242                            Bethesda, Maryland 20814

Ladies and Gentlemen:

     You have requested our opinion that the proposed acquisition of the assets of the Ohio National Fund, Inc.'s (the "Fund") Social Awareness Portfolio by the Calvert Variable Series, Inc.'s Calvert Social Equity Portfolio will qualify as a tax-free "reorganization" under the Internal Revenue Code of 1986 (the "Code"), as amended. Hereinafter, the Social Awareness Portfolio is referred to as the "Transferor Portfolio" and the Calvert Social Equity Portfolio is referred to as the "Acquiring Portfolio."

     The acquisition transaction will take place pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") adopted on behalf of the Transferor Portfolio and the Acquiring Portfolio by the Fund and Calvert Variable Series, Inc., respectively. The Fund is an open-end series management investment company organized as a Maryland corporation. The Calvert Variable Series, Inc. is also an open-end series management investment company organized as a Maryland corporation. Both the Fund and the Calvert Variable Series, Inc. are registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end investment company of the management type. Both the Transferor Portfolio and the Acquiring Portfolio are treated as a corporation for federal income tax purposes. This opinion is being delivered pursuant to Sections 8(c) and 9(d) of the Reorganization Agreement. Where relevant, capitalized terms not otherwise defined herein have the meanings they have for the purposes of the Reorganization Agreement.

     Upon satisfaction of all conditions precedent set forth in the Reorganization Agreement, the Reorganization will be effected as set forth in the following summary:

     (1) Pursuant to the Reorganization Agreement, the Fund will cause the Transferor Portfolio to convey, transfer and deliver to the Acquiring Portfolio all of the then existing assets of such Transferor Portfolio (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In consideration thereof, Calvert Variable Series, Inc., will cause the Acquiring Portfolio to issue and deliver to the Transferor Portfolio full and fractional shares of beneficial interest of the Acquiring Portfolio equal to that number of full and fractional Acquiring Portfolio shares as determined in Sections 2 and 3 of the Reorganization Agreement. Any shares of capital stock (if any), par value $.01 per share, of the Transferor Portfolio held in the treasury of the Fund. at the Effective Time of the Reorganization shall thereupon be retired. Such transactions shall take place on the Closing Date (as defined in Section 2(b) of the Reorganization Agreement). All computations relating to the


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Ohio National Fund, Inc.
Calvert Variable Series, Inc.
_______, 2003
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shares of the Transferor Portfolio and of the Acquiring Portfolio shall be performed by the respective Controller pursuant to Section 3 of the Reorganization Agreement.

     (2) As soon as practicable after the Closing Date of the Reorganization, the Transferor Portfolio will liquidate and distribute pro rata to the Transferor Portfolio shareholders as of the Effective Time of the Reorganization, the shares of the Acquiring Portfolio received by the Transferor Portfolio pursuant to Section 2 of the Reorganization Agreement in actual or constructive exchange for the shares of the Transferor Portfolio held by the Transferor Portfolio shareholders. Such liquidation and distribution will be accomplished by the transfer of the shares of the Acquiring Portfolio then credited to the account of the Transferor Portfolio on the books of the Acquiring Portfolio to accounts opened on the share records of the Acquiring Portfolio in the names of the Transferor Portfolio shareholders and representing the respective pro rata number of shares of the Acquiring Portfolio due such shareholders. The Acquiring Portfolio will not issue certificates representing shares of the Acquiring Portfolio in connection with such exchange.

     (3) As soon as practicable after the Effective Time of the Reorganization, the Fund shall take all the necessary steps under Maryland law, the Fund's Articles of Incorporation and By-Laws and any other applicable law to effect a complete dissolution of the Transferor Portfolio.

     In acting as special counsel to the Fund with respect to the Reorganization, we have, among other things, reviewed the following documents:

          1.   The Reorganization Agreement; and

          2. Ohio National Fund, Inc.'s Registration Statement on Form N-14 under the Securities Act of 1933, as filed with the Securities and Exchange Commission (the "Registration Statement on Form N-14").

     For purposes of this opinion, as hereinafter set forth, we have reviewed such other documents relating to the Reorganization as we have deemed relevant under the circumstances and have relied upon representations contained in a Board of Director's certificate (the "Certificate") provided to us by the Fund.

     If the Reorganization is effected on a factual basis different from that contemplated above, any or all of the opinions expressed herein may be inapplicable. Further, our opinion is based on (i) the Code, (ii) Treasury Regulations, (iii) judicial precedents and (iv) administrative interpretations (including the current ruling practice of the Internal Revenue Service) as of the

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Ohio National Fund, Inc.
Calvert Variable Series, Inc.
_______, 2003
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date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, any or all of the individual opinions expressed herein may become inapplicable.

     Based on the foregoing, and assuming that the Reorganization is effected in accordance with the terms of the Reorganization Agreement (and exhibits thereto) and that the statements set forth in the Certificate are true as of the Effective Time of the Reorganization, it is our opinion that for federal income tax purposes:

          (i) the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Code with respect to the Transferor Portfolio and the Acquiring Portfolio;

          (ii) no gain or loss will be recognized by the Transferor Portfolio or the Acquiring Portfolio upon the transfer of all the assets of the Transferor Portfolio to the Acquiring Portfolio solely in exchange for shares of the Acquiring Portfolio or upon the distribution of the shares of the Acquiring Portfolio to the holders of shares of the Transferor Portfolio solely in exchange for all of their shares of the Transferor Portfolio;

          (iii) no gain or loss will be recognized by shareholders of the Transferor Portfolio upon the exchange of shares of such Transferor Portfolio solely for shares of the Acquiring Portfolio;

          (iv) the holding period and tax basis of the shares of the Acquiring Portfolio received by each holder of shares of the Transferor Portfolio pursuant to the Reorganization will be the same as the holding period and tax basis of shares of the Transferor Portfolio held by the shareholder (provided the shares of the Transferor Portfolio were held as a capital asset on the date of the Reorganization) immediately prior to the Reorganization; and

          (v) the holding period and tax basis of the assets the Transferor Portfolio acquired by the Acquiring Portfolio will be the same as the holding period and tax basis of the assets of the Transferor Portfolio immediately prior to the Reorganization.

     We express our opinion herein only for the exclusive purpose of ascertaining the federal income tax consequences of the Reorganization contemplated in the Reorganization Agreement to the Transferor Portfolio, the Acquiring Portfolio and the shareholders of the Transferor


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Ohio National Fund, Inc.
Calvert Variable Series, Inc.
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Portfolio on their receipt of the shares of the Acquiring Portfolio in exchange for their shares of the Transferor Portfolio pursuant to the Reorganization Agreement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 and to the use of our name therein.


                                                 Very truly yours,


                                                 Jorden Burt LLP